Exhibit 99.1

April 8, 2026
Exodus Announces Change to Location of 2026 Annual Meeting of Shareholders
OMAHA, Neb., April 8, 2026 (GLOBE NEWSWIRE) — Exodus Movement, Inc. (NYSE: EXOD) (“Exodus”), the leading self-custodial cryptocurrency platform and first U.S. publicly traded company to tokenize its stock, today announced that it will change the location of its 2026 Annual Meeting of Shareholders (the “Annual Meeting”).
As previously announced, the Annual Meeting will be held on Friday, May 1, 2026. However, the Annual Meeting will no longer be held at 1111 Jones St., Omaha, NE 68102 (KANEKO art studio), but rather at 1115 Dodge St., Omaha, NE 68102 (Tenaska Center for Arts Engagement).
Further information regarding the change in location of the Annual Meeting can be found in the proxy supplement filed by Exodus with the Securities and Exchange Commission on April 8, 2026. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

Investor Contact
investors@exodus.com

Media Contact

Aubrey Strobel/Elena Nisonoff, Halcyon Communications
exodus@halcyonpr.xyz

Source: Corporate Release
Source: Exodus